Exhibit 99.1

Saia Reports First Quarter Earnings per Share of $0.80

JOHNS CREEK, GA. – April 27, 2018 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2018 financial results. Diluted earnings per share were $0.80 for the first quarter and include a $0.03 per share positive impact from alternative fuel tax credits for the full year 2017, enacted in the first quarter of this year.  The Company earned $0.44 per diluted share in the first quarter of 2017.

First Quarter 2018 Compared to First Quarter 2017 Results

•	Revenues were $393 million, a 22% increase
•	LTL Shipments and Tonnage rose 8.4% and 12.2%, respectively
•	LTL Revenue per hundredweight increased 7.7%
•	Operating ratio improved by 160 basis points to 93.0%
•	Operating income rose 57% to a record $27.6 million
•	Net income benefitted from a lower effective income tax rate as well as the aforementioned fuel tax credit, and rose 85% to $21.1 million

“I am pleased that we were able to translate the strong shipment and tonnage growth in the quarter into improved operating results”, said Saia President and Chief Executive Officer, Rick O’Dell.  “During the quarter we opened two new terminals and put hundreds of new tractors and trailers into service across our network, while maintaining high quality service for our customers.  The rate environment remains constructive and our contractual renewals in the quarter saw an average increase of 7.6%,” O’Dell continued.

“We have now opened a total of eight new terminals in the past year.  All but one are in markets where we previously had not offered direct service.  Our customers are embracing the better geographic coverage as we continue to extend Saia’s service capabilities,” concluded Mr. O’Dell.

Financial Position and Capital Expenditures

Total debt was $142.6 million at March 31, 2018 and inclusive of the cash on-hand, net debt to total capital was 19.0%.  This compares to total debt of $156.9 million and net debt to total capital of 24.0% at March 31, 2017.

Net capital expenditures in the first quarter of 2018 were $52.1 million including equipment acquired with capital leases.  This compares to $108.2 million in net capital expenditures in the first quarter of 2017.  The Company currently plans net capital expenditures in 2018 of approximately $265 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 866-548-4713 or 323-794-2093 referencing conference ID #6971125.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through Friday, May 25, 2018 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 156 terminals across 39 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements.

Saia, Inc. First Quarter 2018 Results

These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes, potential changes to the North American Free Trade Agreement and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk;  (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$496	$4,720
Accounts receivable, net (1)	191,437	170,278
Prepaid expenses and other	34,066	28,251
Total current assets	225,999	203,249

PROPERTY AND EQUIPMENT:
Cost	1,334,557	1,289,994
Less: accumulated depreciation	573,699	554,214
Net property and equipment	760,858	735,780
OTHER ASSETS	28,690	28,286
Total assets	$1,015,547	$967,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable (1)	$65,866	$57,438
Wages and employees' benefits	38,939	39,748
Other current liabilities	59,082	55,657
Current portion of long-term debt	14,791	14,083
Total current liabilities	178,678	166,926

OTHER LIABILITIES:
Long-term debt, less current portion	127,781	118,833
Deferred income taxes	61,031	59,423
Claims, insurance and other	40,663	39,639
Total other liabilities	229,475	217,895

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	250,233	246,454
Deferred compensation trust	(3,490)	(3,486)
Retained earnings (1)	360,625	339,500
Total stockholders' equity	607,394	582,494
Total liabilities and stockholders' equity	$1,015,547	$967,315

(1) - These accounts have been retrospectively adjusted for the January 1, 2018 adoption of the Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2018 and 2017
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2018	2017 (1)
OPERATING REVENUE	$392,805	$323,090

OPERATING EXPENSES:
Salaries, wages and employees' benefits	211,124	180,903
Purchased transportation	29,916	20,820
Fuel, operating expenses and supplies	78,794	63,990
Operating taxes and licenses	12,150	10,582
Claims and insurance	10,191	9,049
Depreciation and amortization	23,030	20,087
Loss from property disposals, net	21	132
Total operating expenses	365,226	305,563

OPERATING INCOME	27,579	17,527

NONOPERATING EXPENSES (INCOME):
Interest expense	1,226	911
Other, net	(103)	98
Nonoperating expenses, net	1,123	1,009

INCOME BEFORE INCOME TAXES	26,456	16,518
Income tax expense	5,331	5,123
NET INCOME	$21,125	$11,395

Average common shares outstanding - basic	25,698	25,225
Average common shares outstanding - diluted	26,308	25,971

Basic earnings per share	$0.82	$0.45
Diluted earnings per share	$0.80	$0.44

(1) - First quarter 2017 amounts have been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Quarters Ended March 31, 2018 and 2017
(Amounts in thousands)
(Unaudited)
	First Quarter
	2018	2017
OPERATING ACTIVITIES:
Net cash provided by operating activities	$35,502	$24,128
Net cash provided by operating activities	35,502	24,128

INVESTING ACTIVITIES:
Acquisition of property and equipment	(46,881)	(88,388)
Proceeds from disposal of property and equipment	100	607
Net cash used in investing activities	(46,781)	(87,781)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	7,832	65,183
Proceeds from stock option exercises	4,018	1,288
Shares withheld for taxes	(1,302)	(1,211)
Other financing activity	(3,493)	(2,435)
Net cash provided by financing activities	7,055	62,825

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,224)	(828)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,720	1,539
CASH AND CASH EQUIVALENTS, END OF PERIOD	$496	$711

NON-CASH ITEMS:
Equipment financed with capital leases	$5,318	$20,369

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2018 and 2017
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2018	2017	Change	2018	2017	Change
Workdays				64	64
Operating ratio (1)	93.0%	94.6%
LTL tonnage (2)	1,199	1,068	12.2	18.73	16.69	12.2
LTL shipments (2)	1,770	1,633	8.4	27.65	25.52	8.4
LTL revenue/cwt.	$15.92	$14.78	7.7
LTL revenue/shipment	$215.79	$193.39	11.6
LTL pounds/shipment	1,355	1,308	3.6
LTL length of haul (3)	837	797	5.0

(1)	First quarter 2017 operating ratio has been retrospectively adjusted for the January 1, 2018 adoption of the FASB ASU 2014-09, Revenue from Contracts with Customers.

(2) In thousands.

(3) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.  2017 LTL operating statistics have been restated to reflect this presentation.